UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 7, 2006

Horne International Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50373	90-0182158
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2677 Prosperity Avenue, Suite 300, Fairfax, Virginia		22031
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-641-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 5, 2006, Horne International, Inc. (the "Company") and its wholly owned subsidiaries, Horne Engineering Services, LLC ("Horne LLC"), Spectrum Sciences & Software, Inc. ("Spectrum") and Coast Engine & Equipment Company, Inc. ("Coast") (collectively "Borrowers") entered into an amendment (the "First Amendment") to the Revolving Line of Credit Loan Agreement and Security Agreement, dated as of March 2, 2006 (the "Loan Agreement"), by and among the Company, Horne LLC and Bank of America, N.A. (the "Lender"). The First Amendment amends the Loan Agreement as follows:

• Spectrum and CEECO were added as co-borrowers;

• The minimum EBITDA requirement was deleted and a requirement that the Borrowers maintain a minimum liquidity (as defined in the amended Loan Agreement) of $2,000,000 was added;

• A covenant was added requiring the Borrowers to maintain a minimum tangible net worth (as defined in the amended Loan Agreement), of at least $14,000,000 at all times from June 30, 2006 to September 29, 2006, at least $13,500,000 at all times from September 30, 2006 through December 30, 2006, and at least $13,000,000 at all times after December 30, 2006; and

• The Lender waived certain defaults under the Loan Agreement resulting from the Borrowers’ failure to comply with minimum EBITDA and tangible net worth covenants for the periods ending December 31, 2005 and March 31, 2006.

This foregoing description of the terms of the First Amendment is not complete and is qualified in its entirety by reference to the provisions of the Loan Agreement and the First Amendment thereto. A copy of the First Amendment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits. The following exhibit is furnished as part of this report.

Exhibit No. Description

99.1 First Amendment to Revolving Line of Credit Loan Agreement and Security Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Horne International Inc.

December 7, 2006	By:	Michael M. Megless

Name: Michael M. Megless
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Financial Statements and Exhibits